LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS

       Know all by these presents, that the undersigned hereby makes, constitutes, and appoints each of
Jennifer L. Good, Lisa Delfini, Frank P. Muscolo and Christopher Galletta
signing singly and each acting
individually, as the undersigned's true and lawful attorney-in-fact with full power and authority as
hereinafter described to:
       (1) execute for and on behalf of the undersigned, in the undersigned's capacity as a director
or officer of Trevi Therapeutics, Inc. (the "Company"), Forms 3, 4, and 5
(including any amendments
thereto) in accordance with Section 16(a) of the Securities Exchange Act of
1934, as amended, and the
rules thereunder (the "Exchange Act");
       (2) do and perform any and all acts for and on behalf of the undersigned which may be
necessary or desirable to prepare, complete and execute any such Form 3, 4, or
5, prepare, complete and
execute any amendment or amendments thereto, and timely deliver and file such form with the United
States Securities and Exchange Commission (the "SEC") and any stock exchange or similar authority,
including without limitation the filing of a Form ID, Update Passphrase, or any other application
materials to enable the undersigned to gain or maintain access to the Electronic
Data Gathering, Analysis
and Retrieval system of the SEC;
       (3) seek or obtain, as the undersigned's representative and on the undersigned's behalf,
information regarding transactions in the Company's securities from any third party, including brokers,
employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person
to release any such information to such attorney-in-fact and approves and ratifies any such release of
information; and
       (4) take any other action of any type whatsoever in connection with the foregoing which, in
the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the
undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the
undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and
conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
       The undersigned hereby grants to each such attorney-in-fact full power and authority to do and
perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise
of any of the rights and powers herein granted,  as fully to all intents and purposes as the undersigned
might or could do if personally present, with full power of substitution or revocation, hereby ratifying and
confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully
do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The
undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request
of the undersigned, are not assuming nor relieving, nor is the Company assuming nor relieving, any of the
undersigned's responsibilities to comply with Section 16 of the Exchange Act.
The undersigned
acknowledges that neither the Company nor the foregoing attorneys-in-fact assume
(i) any liability for the
undersigned's responsibility to comply with the requirements of the Exchange
Act, (ii) any liability of the
undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the
undersigned for profit disgorgement under Section l 6(b) of the Exchange Act.
       This Power of Attorney shall remain in full force and effect until the undersigned is no longer
required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in
securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered
to the foregoing attorneys-in-fact.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as
of July 30, 2021.

/s/ Jennifer Good
Name:  Jennifer L. Good